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                                                                    EXHIBIT 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-3289), Form S-8 (No. 33-15269), Form S-8 (No. 33-18966), Form S-8 (No. 33-46724), Form S-8 (No. 33-50270), Form S-8 (No.
33-50272), Form S-8 (No. 33-62394), Form S-8 (No. 33-57675), Form S-8 (No.
333-17407), Form S-8 (No. 333-25857) and Form S-8 (No. 333-80511) of Noble
Drilling Corporation of our report dated February 3, 2000 relating to the consolidated financial statements, which appears in this Form 10-K.


PRICEWATERHOUSECOOPERS LLP

Houston, Texas
March 20, 2000